UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 13, 2014

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2014, Bear State Financial, Inc. (the “Company”) and Richard N. Massey entered into an Aircraft Purchase Agreement with Delta Investment, LLC (“Delta”), pursuant to which the Company and Mr. Massey purchased a Beechcraft Baron aircraft (the “Aircraft”) from Delta for $775,000. In accordance with the Aircraft Purchase Agreement, the Company acquired a 75% undivided interest in the Aircraft and Mr. Massey acquired a 25% undivided interest in the Aircraft, with each party paying their pro rata portion of the purchase price. The Company and Mr. Massey intend to enter into an Aircraft Management Agreement with Westrock Aviation, LLC to operate and manage the Aircraft. Mr. Massey and Scott T. Ford, a director of the Company, are equal owners of an entity that indirectly controls Westrock Aviation, LLC.

Also on June 18, 2014, the Company and Mr. Massey entered into a Co-Owners Agreement pursuant to which the parties agreed to apportion the fixed costs of the Aircraft on a pro rata basis and each party agreed to pay its own variable costs associated with the use of the Aircraft. Fixed costs include management expenses incurred pursuant to the Aircraft Management Agreement, extraordinary expenses associated with the Aircraft including alterations, modifications and retrofittings to the Aircraft, and certain taxes. Variable costs include those costs directly attributable to the use of the Aircraft, including costs of fuel, maintenance, crew travel expenses, trip related fees and storage costs, and other miscellaneous variable costs. The Company anticipates that the annual fixed costs associated with the Aircraft will approximate $67,400.

The parties intend that variable costs attributable to Mr. Massey’s use of the Aircraft in connection with Company business, and not in connection with his personal use of the Aircraft, will be paid by the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 13, 2014, the Company completed its previously-announced merger with First National Security Company (“First National”) pursuant to an Agreement and Plan of Merger, dated as of July 1, 2013 (the “Merger Agreement”), under which First National merged with and into the Company (the “Merger”), with the Company surviving. As a result of the Merger, the Company is now the parent corporation of First National’s subsidiaries, including First National Bank and Heritage Bank.

Also on June 13, 2014, the Company completed its previously-announced private placement (the “Private Placement”) of $20 million of its common stock, $.01 par value (the “Company Common Stock”) to Bear State Financial Holdings, LLC (“BSF Holdings”) and certain members of BSF Holdings. The number of shares of Company Common Stock issued in the Private Placement was 2,531,646. Following the Merger and the Private Placement, BSF Holdings owns approximately 63% of the outstanding Company Common Stock.

Pursuant to the Merger Agreement, former First National shareholders will receive 58 shares of Company Common Stock and $686.46 in cash for each share of common stock of First National.

The total consideration paid by the Company in the Merger approximates $124 million. The number of shares of Company Common Stock issued in the Merger was 6,252,400 and the total amount of cash consideration paid in the Merger was $74,000,000. The proceeds received by the Company in the Private Placement were used to fund a portion of the cash consideration paid in the Merger.

To the extent required by Item 2.01 of Form 8-K, the information described in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon closing of the Merger, the Board of Directors of the Company (the “Board”) appointed Richard N. Massey, Chairman of the Board, as President and Chief Executive Officer of the Company to succeed Christopher M. Wewers, who the Board appointed to serve as Executive Vice President of the Company. Mr. Wewers will continue to serve as the President and Chief Executive Officer of First Federal Bank. Mr. Massey will continue to serve as a director of the Company and as Chairman of the Board. Information regarding Mr. Massey required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was previously-disclosed in the Company’s definitive proxy statement for the 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 29, 2014 (the “Proxy Statement”) and is incorporated herein by reference. Additionally, the information described in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.02.

Also effective upon closing of the Merger, the Board increased the size of the Board and appointed Messrs. John H. Hendrix, Ian R. Vaughan and Daniel C. Horton as directors of the Company to fill the newly-created vacancies. Each of Messrs. Hendrix, Vaughan and Horton will be compensated for his board service in accordance with the standard compensation policy for the Company’s directors, which is more fully described in the “Director Compensation” section of the Proxy Statement. It is presently unknown the committees of the Board to which each of the new directors will be appointed. There are no arrangements or understandings between Messrs. Hendrix, Vaughan and Horton and any other person pursuant to which each was selected to serve as a director of the Company, nor are they party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 13, 2014, in connection with the recently-announced name change of the Company, the Board amended and restated the bylaws of the Company to change all references therein of “First Federal Bancshares of Arkansas, Inc.” to “Bear State Financial, Inc.” No additional amendments were made to the Company’s bylaws.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The Company intends to file the financial statements of First National required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits:

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and between Bear State Financial, Inc. (formerly known as First Federal Bancshares of Arkansas, Inc.) and First National Security Company, dated July 1, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2013)

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: June 19, 2014	By:	/s/ Richard N. Massey
	Name:	Richard N. Massey
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and between Bear State Financial, Inc. (formerly known as First Federal Bancshares of Arkansas, Inc.) and First National Security Company, dated July 1, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2013)

3.1	Amended and Restated Bylaws